Exhibit 99.3

Adaptec, Inc.
Unaudited Pro Forma Condensed Combined Financial Statements

On September 3, 2008, Adaptec , Inc., a Delaware corporation ("Adaptec" or the "Company"), acquired all of the outstanding stock of Aristos Logic Corporation, a Delaware corporation ("Aristos"), pursuant to an Agreement and Plan of Merger dated as of August 27, 2008 (the "Merger Agreement") by and among Adaptec, Aristos, Ariel Acquisition Corp., a wholly owned subsidiary of Adaptec, and TPG Ventures, L.P., solely in its capacity as the representative of stockholders of Aristos. The Merger Agreement provided for Adaptec's acquisition of Aristos through a merger in which Aristos became a wholly-owned subsidiary of Adaptec. Aristos, a privately-held company based in Foothill Ranch, California, is a provider of redundant array of independent disks ("RAID") technology to the data storage industry.

The Aristos acquisition was accounted for using the purchase method of accounting. Under this method, the purchase price, including transaction costs, was allocated to the assets acquired, including the identifiable intangible assets of core and existing technology, customer relationships, and backlog, and liabilities assumed based on the Company's estimate of fair values and remaining economic lives as of the acquisition date. The excess of the purchase price over the fair value of the net assets acquired, including identifiable intangible assets, will be allocated to goodwill. The purchase price allocation is subject to revisions within 12 months from the date of acquisition. Accordingly, the pro forma adjustments related to the purchase price allocation and certain other adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements. Any revisions to the purchase price allocation are not expected to have a material impact on the statement of operations.

The unaudited pro forma condensed combined financial statements are based on combining both audited and unaudited historical condensed financial information of Adaptec and Aristos. The accompanying unaudited pro forma condensed combined statements of operations for the year ended March 31, 2008 and the three-month period ended June 27, 2008 are presented as if the merger of Adaptec and Aristos had occurred on April 1, 2007. The accompanying unaudited pro forma combined condensed balance sheet as of June 27, 2008 is presented as if the merger of Adaptec and Aristos had occurred on June 27, 2008.

In order to prepare the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2008, Aristos' operating results were first conformed to Adaptec's fiscal year end. This was done by combining Adaptec's historical audited statement of operations for the year ended March 31, 2008 and Aristos' unaudited historical statements of operations for the six-month period ended September 30, 2007, the last day of Aristos' fiscal year 2007, and for the six-month period ended March 31, 2008. In order to prepare the unaudited pro forma condensed combined statement of operations for the three month ended June 27, 2008 and unaudited pro forma condensed combined balance sheet as of June 27, 2008, the Company combined Adaptec's historical unaudited financial statements as of and for the three-month period ended June 27, 2008 and Aristos' unaudited historical financial statements as of and for the three-month period ended June 30, 2008.

The accompanying unaudited pro forma condensed combined financial statements should be read in conjunction with (1) the historical audited consolidated financial statements of Adaptec, which were included in its Annual Report on Form 10-K/A for the year ended March 31, 2008; (2) the historical unaudited condensed consolidated financial statements of Adaptec, which were included in its Quarterly Report on Form 10-Q for the three-month period ended June 27, 2008; (3) the historical audited financial statements of Aristos, which are included as Exhibit 99.1 to the Current Report on Form 8-K/A; and (4) historical unaudited condensed financial statements of Aristos for the nine-month period ended June 30, 2008, which are included as Exhibit 99.2 to the Current Report on Form 8-K/A.

The accompanying unaudited pro forma condensed combined financial statements are provided for informational purposes only and are not necessarily indicative of the financial position or results of operations that would have been reported had the merger between Adaptec and Aristos occurred on the dates specified, nor are they necessarily indicative of the combined company's future financial position or results of operations. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K/A.

Adaptec, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For The Three Months Ended June 27, 2008
(In thousands, except per share amounts)

                                                                          Historical Amounts                   Pro Forma
                                                                   ----------------------------------          Adjustments             Pro Forma
                                                                       Adaptec           Aristos               (Note 3)                Combined
                                                                   ----------------  ----------------  --------------------------  ----------------

Net revenues                                                      $         31,503  $          1,206  $             --            $         32,709
Cost of revenues                                                            16,821               316               250  (a)                 17,387
Amortization of acquisition-related intangible assets                           --                --               940  (b)                    940
                                                                   ----------------  ----------------  ----------------            ----------------
Gross profit                                                                14,682               890            (1,190)                     14,382
                                                                   ----------------  ----------------  ----------------            ----------------
Operating expenses:
   Research and development                                                  5,903             4,792              (281) (a)(c)              10,414
   Selling, marketing and administrative                                     9,497             1,130               (28) (c)                 10,599
   Amortization of acquisition-related intangible assets                        --                --               325  (b)                    325
   Restructuring charges                                                     1,837                --                --                       1,837
                                                                   ----------------  ----------------  ----------------            ----------------
      Total operating expenses                                              17,237             5,922                16                      23,175
                                                                   ----------------  ----------------  ----------------            ----------------
Loss from continuing operations                                             (2,555)           (5,032)           (1,206)                     (8,793)
Interest and other income                                                    5,262                11              (323) (d)                  4,950
Interest expense                                                              (841)             (161)              161  (e)                   (841)
Change in fair value of preferred stock warrants                                --                20               (20) (f)                     --
                                                                   ----------------  ----------------  ----------------            ----------------
Income (loss) from continuing operations before income taxes                 1,866            (5,162)           (1,388)                     (4,684)
Provision for income taxes                                                   1,913                --                --                       1,913
                                                                   ----------------  ----------------  ----------------            ----------------
Loss from continuing operations, net of taxes                     $            (47) $         (5,162) $         (1,388)           $         (6,597)
                                                                   ================  ================  ================            ================

Loss per share from continuing operations, net of taxes:
   Basic and diluted                                              $          (0.00)                                               $          (0.06)

Shares used in computing loss per share from continuing operations:
   Basic and diluted                                                       119,192                                                         119,192

The accompanying notes are an integral part of the Unaudited Pro Forma Combined Condensed Financial Statements.

Adaptec, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For The Year Ended March 31, 2008
(In thousands, except per share amounts)

                                                                             Historical Amounts
                                                         ------------------------------------------------------------
                                                                           Adaptec                                          Pro Forma
                                                         ---------------------------------------------                     Adjustments          Pro Forma
                                                          As Reported   Adjustment (f) Adjusted Balance    Aristos           (Note 3)            Combined
                                                         -------------  -------------  ---------------  -------------  ---------------------  -------------

Net revenues                                            $     167,400  $     (21,899) $       145,501  $       4,766  $          --          $     150,267
Cost of revenues                                              104,927        (16,002)          88,925          1,245            525  (a)            90,695
Amortization of acquisition-related intangible assets              --             --               --             --          4,100  (b)             4,100
                                                         -------------  -------------  ---------------  -------------  -------------          -------------
Gross profit                                                   62,473         (5,897)          56,576          3,521         (4,625)                55,472
                                                         -------------  -------------  ---------------  -------------  -------------          -------------
Operating expenses:
   Research and development                                    39,804         (5,838)          33,966         16,365           (715) (a)(c)         49,616
   Selling, marketing and administrative                       57,351         (6,919)          50,432          3,312           (209) (c)            53,535
   Amortization of acquisition-related intangible assets        2,893           (358)           2,535             --          1,300  (b)             3,835
   Restructuring charges                                        6,273             --            6,273             --             --                  6,273
   Other gains                                                 (3,371)          (223)          (3,594)            --             --                 (3,594)
                                                         -------------  -------------  ---------------  -------------  -------------          -------------
      Total operating expenses                                102,950        (13,338)          89,612         19,677            376                109,665
                                                         -------------  -------------  ---------------  -------------  -------------          -------------
Loss from continuing operations                               (40,477)         7,441          (33,036)       (16,156)        (5,001)               (54,193)
Interest and other income                                      31,335             --           31,335            236         (1,994) (d)            29,577
Interest expense                                               (3,646)            --           (3,646)          (923)           923  (e)            (3,646)
Change in fair value of preferred stock warrants                   --             --               --            358           (358) (f)                --
                                                         -------------  -------------  ---------------  -------------  -------------          -------------
Loss from continuing operations before income taxes           (12,788)         7,441           (5,347)       (16,485)        (6,430)               (28,262)
Provision for (benefit from) income taxes                      (2,694)         2,719               25             --             --                     25
                                                         -------------  -------------  ---------------  -------------  -------------          -------------
Loss from continuing operations                         $     (10,094) $       4,722  $        (5,372) $     (16,485) $      (6,430)         $     (28,287)
                                                         =============  =============  ===============  =============  =============          =============

Loss per share from continuing operations, net of taxes:
   Basic and diluted                                    $       (0.09)                $         (0.05)                                       $       (0.24)

Shares used in computing loss per share
   from continuing operations:
   Basic and diluted                                          118,613                         118,613                                              118,613

The accompanying notes are an integral part of the Unaudited Pro Forma Combined Condensed Financial Statements.

Adaptec, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 27, 2008
(In thousands)

                                                                          Historical Amounts                     Pro Forma
                                                                   ----------------------------------           Adjustments           Pro Forma
                                                                       Adaptec           Aristos                 (Note 3)              Combined
                                                                   ----------------  ----------------  --------------------------  ----------------
Assets
Current assets:
    Cash and cash equivalents                                     $        235,943  $            601  $        (38,110) (h)       $        198,434
    Marketable securities                                                  395,661                --                --                     395,661
    Restricted marketable securities                                           840                --                --                         840
    Accounts receivable, net                                                19,635               208                --                      19,843
    Inventories                                                              6,147               554               251  (i)                  6,952
    Prepaid expenses and other current assets                               22,416               115             1,050  (j)                 23,581
                                                                   ----------------  ----------------  ----------------            ----------------
        Total current assets                                               680,642             1,478           (36,809)                    645,311
Property and equipment, net                                                 12,593               666                --                      13,259
Goodwill                                                                        --                --            17,427  (k)                 17,427
Other intangible assets, net                                                    --                --            23,040  (k)                 23,040
Other long-term assets                                                       6,588               490              (490) (o)                  6,588
                                                                   ----------------  ----------------  ----------------            ----------------
Total assets                                                      $        699,823  $          2,634  $          3,168            $        705,625
                                                                   ================  ================  ================            ================
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
    Accounts payable                                              $         14,665  $          1,164  $             --            $         15,829
    Accrued and other liabilites                                            15,417             4,288               350  (j)(l)              20,055
                                                                                                                        (m)(n)(o)
    3/4% Convertible Senior Subordinated Notes                             225,402                --                --                     225,402
                                                                   ----------------  ----------------  ----------------            ----------------
        Total current liabilities                                          255,484             5,452               350                     261,286

Other long-term liabilities                                                  7,880             2,644            (2,644) (o)                  7,880
Deferred income taxes                                                       10,014                --                --                      10,014
                                                                   ----------------  ----------------  ----------------            ----------------
        Total liabilities                                                  273,378             8,096            (2,294)                    279,180
                                                                   ----------------  ----------------  ----------------            ----------------

Commitments and contingencies

Mandatorily redeemable convertible preferred stock                              --            82,004           (82,004) (o)                     --

Stockholders' equity (deficit):
Common stock                                                                   120                 6                (6) (o)                    120
Additional paid-in capital                                                 200,736            31,633           (31,633) (o)                200,736
Accumulated other comprehensive income, net of taxes                         2,883                --                --                       2,883
Retained earnings (deficit)                                                222,706          (119,105)          119,105  (o)                222,706
                                                                   ----------------  ----------------  ----------------            ----------------
        Total stockholders' equity (deficit)                               426,445           (87,466)           87,466                     426,445
                                                                   ----------------  ----------------  ----------------            ----------------
Total liabilities and stockholders' equity (deficit)              $        699,823  $          2,634  $          3,168            $        705,625
                                                                   ================  ================  ================            ================

The accompanying notes are an integral part of the Unaudited Pro Forma Combined Condensed Financial Statements.

Adaptec, Inc.
Notes to Unaudited Pro Forma Combined Condensed Financial Statements

  Basis of Presentation

  On September 3, 2008, Adaptec, Inc. completed its acquisition of Aristos pursuant to an Agreement and Plan of Merger dated as of August 27, 2008 ("Merger Agreement") by and among Adaptec, Aristos, Ariel Acquisition Corp., a wholly owned subsidiary of Adaptec, and TPG Ventures, L.P., solely in its capacity as the representative of stockholders of Aristos, and accounted for this transaction using the purchase method of accounting.

  The accompanying unaudited pro forma condensed combined statement of operations for the year ended March 31, 2008 and the three-month period ended June 27, 2008 are presented as if the merger of Adaptec and Aristos had occurred on April 1, 2007. The accompanying unaudited pro forma condensed combined statements of operations for the year ended March 31, 2008, were derived from Adaptec's historical audited statements of operations for the year ended March 31, 2008 and Aristos' unaudited historical statements of operations for the six-months ended September 30, 2007, the last day of Aristos' fiscal year 2007, and for the six-months ended March 31, 2008. The accompanying unaudited pro forma condensed combined statements of operations for the three-month period ended June 27, 2008, were derived from Adaptec's historical unaudited statements of operations for the three-month period ended June 27, 2008 and Aristos' unaudited historical statements of operations for the three-month period ended June 30, 2008.

  The accompanying unaudited pro forma combined condensed balance sheet at June 27, 2008, is presented as if the merger of Adaptec and Aristos had occurred on June 27, 2008. The accompanying unaudited pro forma condensed combined balance sheets were derived from Adaptec's historical unaudited balance sheet as of June 27, 2008 and Aristos' unaudited historical balance sheet as of June 30, 2008.

  The unaudited pro forma adjustments related to the purchase price allocation and certain adjustments are preliminary and are based on the Company's estimate of fair values and remaining economic lives as of the acquisition date. The purchase price allocation is subject to revisions within 12 months from the date of acquisition. Accordingly, these unaudited pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements. Any revisions to the purchase price allocation are not expected to have a material impact on the statement of operations. The unaudited pro forma adjustments include adjustments related to the amortization of acquired intangible assets.

  Aristos Acquisition

  On September 3, 2008, Adaptec acquired all the outstanding stock of Aristos pursuant to the Merger Agreement. Aristos, a privately-held company based in Foothill Ranch, California, is a provider of redundant array of independent disks ("RAID") technology to the data storage industry.

  Under the Merger Agreement, Adaptec acquired Aristos for a total consideration of approximately $41.5 million, payable in cash, which consists of: (i) approximately $28.7 million that was paid to certain Aristos senior preferred stockholders and warrant holders, of which 15%, or approximately $4.3 million, is being held in an escrow to secure potential indemnification obligations; (ii) approximately $5.6 million payable under a management liquidation pool in connection with the Merger, of which $3.2 million was immediately paid upon closing of the transaction while the remaining $2.4 million is payable within twelve months from the acquisition date, to certain employees, contingent upon their continued employment with the Company, and will be expensed to the statement of operations as the employees meet their employment obligations; (iii) approximately $1.0 million is payable to certain Aristos employees under a separate milestone-based incentive program; and (iv) payments of approximately $6.2 million to retire and satisfy certain commercial obligations and payables of Aristos. In addition, the Company incurred $0.8 million in direct transaction fees, including legal, valuation and accounting fees. A summary of the purchase price is as follows (in thousands):

  Cash paid to certain Aristos senior preferred
    stockholders and warrant holders                                   $      28,727
Cash paid under management liquidation pool                                    3,221
Cash paid to retire and satisfy certain commerical obligations
    and payables of Aristos                                                    6,162
Direct acquisition-related transaction costs                                     800
                                                                        -------------
      Total purchase price                                             $      38,910
                                                                        =============

  The preliminary allocation of the Aristos purchase price to the tangible and identifiable intangible assets acquired and liabilities assumed are based on the Company's estimate of fair values and remaining economic lives as of the acquisition date and are summarized below (in thousands):

  Goodwill                                                               $      16,947
Other intangible assets:
   Core and existing technologies                                             18,800
   Customer relationships                                                      3,900
   Backlog                                                                       340
                                                                        -------------
      Total other intangible assets                                           23,040
                                                                        -------------

Tangible assets acquired and liabilities assumed:
   Cash                                                                          105
   Accounts Receivable                                                           201
   Inventory                                                                     580
   Prepaid expenses and other current assets                                   1,235
   Property and equipment                                                        570
   Accounts payable                                                             (352)
   Current liabilities                                                        (3,416)
                                                                        -------------
      Net liabilities acquired                                                (1,077)
                                                                        -------------
Total purchase price                                                   $      38,910
                                                                        =============

  The values allocated to core and existing technology, customer relationships and backlog created as a result of the acquisition of Aristos will be amortized over estimated useful lives of sixty months, thirty-six months and three months, respectively, reflecting the pattern in which the economic benefits of the assets are expected to be realized. No residual value was estimated for the intangible assets.

  Unaudited Pro Forma Adjustments

   The unaudited pro forma adjustments to the unaudited pro forma combined condensed statements of operations and pro forma combined condensed balance sheet have been prepared to reflect the following:

  (a) The historical amounts of Aristos related to Aristos' unaudited historical statements of operations did not present gross profit and the cost of revenues represents the cost of product costs only. As a result, to conform to Adaptec's presentation, gross profit was displayed and reclassifications have been made from engineering and development expense to cost of revenue related to engineering cost for delivering non-recurring engineering services.

   (b) To record the incremental amortization expense based on the fair value of the acquired identifiable intangible assets at the time of the acquisition.

                                                                               Pro Forma Adjustments to
                                                                                 Amortization Expense
                                                                       ---------------------------------------
                                                           Estimated
                                          Fair Value at   Useful Lives      Year Ended      Three Months Ended
                                           Acquisition      (months)      March 31, 2008      June 27, 2008
                                          --------------  ------------  ------------------  ------------------
                                                          (in thousands, except estimated useful lives)

Other intangible assets:
   Core and existing technologies        $       18,800            60  $            3,760  $              940
   Customer relationships                         3,900            36               1,300                 325
   Backlog                                          340             3                 340                  --
                                          --------------                ------------------  ------------------
Total                                    $       23,040                $            5,400  $            1,265
                                          ==============                ==================  ==================

  (c) To eliminate share-based compensation expense recognized by Aristos. During the three-month period ended June 27, 2008, Aristos recognized $0.06 million of share-based compensation expense, of which $0.03 million and $0.03 million were reflected in research and development expense and selling, marketing and administrative expense, respectively. During the year ended March 31, 2008, Aristos recognized $0.4 million of share-based compensation expense, of which $0.2 million and $0.2 million were reflected in research, and development expense and selling, marketing and administrative expense, respectively. As Adaptec did not assume any share-based awards as part of the merger, no incremental share-based compensation expense was assumed by Adaptec had the merger occurred at April 1, 2007.

  (d) To adjust interest income to reflect the cash paid of approximately $38.1 million for the acquisition. The pro forma cash paid of $38.1 million differs from the total purchase price of $38.9 million due to the accrued direct transaction costs of $0.8 million. The interest income was adjusted based on an estimated annual interest rate of 5.2% and 3.4% for the year ended March 31, 2008 for the three month period ended June 27, 2008, respectively, which was based on Adaptec's historical rate on its interest-bearing cash balances for both periods.

  (e) To adjust interest expense related to the Aristos debt, which was extinguished as part of the acquisition.

  (f) To adjust the change in fair value of preferred stock warrants as the associated preferred stock warrants were extinguished as part of the acquisition.

  (g) In June 2008, subsequent to the Company's year-end, Adaptec sold its Snap NAS Server business to Overland. Accordingly, certain reclassifications have been made to the historical presentation of Adaptec's financial statements for the year ended March 31, 2008 to account for the sale of its Snap NAS Server business as discontinued operations. Adaptec's financial statements for the three-month period ended June 27, 2008 reflects its Snap NAS Server business as discontinued operations; therefore, no reclassifications were made for this reporting period.

  (h) To record the net cash paid, at the close of the merger, to acquire Aristos of approximately $38.1 million.

  (i) To adjust the acquired Aristos inventory to the estimate of fair value based on estimated selling prices less the cost to sell the inventory.

  (j) To record an estimated amount for deferred revenue of $1.1 million and other receivables of $1.1 million related to an obligation to complete the delivery of a multiple element arrangement based on the estimated fair value of anticipated receivables and estimated expenses due to the obligation to deliver the undelivered elements of the transaction. The historical amounts for deferred revenue of Aristos were separately disclosed on the face of the Aristos' unaudited historical statement of balance sheet. To conform to Adaptec's presentation, deferred revenue was aggregated with accrued liabilities.

  (k) To record the preliminary purchase price allocation to goodwill and the preliminary estimate of fair value of Aristos' identifiable intangible assets. The pro forma goodwill adjustment for goodwill differs from the goodwill amount shown above in Note 2 as a result of different tangible net liabilities balances at June 27, 2008 (the date of the unaudited pro form condensed combined balance) and September 3, 2008 (the date of acquisition).

  (l) To record acquisition-related restructuring liabilities of $0.2 million related to severance cost for the involuntary termination of six employees in connection with the Aristos acquisition, which was approved by management.

  (m) To record accrued employer payroll taxes of $0.2 million in connection with the upfront portion of the management liquidation pool and acquisition-related restructuring liabilities.

  (n) To record accrued direct transaction costs of $0.8 million related to the acquisition.

  (o) To eliminate the entire Aristos capital structure, which was extinguished as part of the acquisition. This includes all previous deferred financing fees included in "Other long-term assets," debt included in "Accrued and other liabilities," debt included in "Other long-term liabilities," mandatorily redeemable convertible preferred stock and stockholders' deficit balances of $0.5 million, $2.0 million, $2.6 million, $82.0 million and $(87.5) million, respectively.